Exhibit 99.1

Conduent Incorporated
100 Campus Drive, Suite 200
Florham Park, NJ 07932
www.conduent.com
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Conduent’s BenefitWallet HSA Portfolio Moving to HealthEquity

FLORHAM PARK, N.J., and Draper, UT, September 18, 2023 – Conduent Incorporated (Nasdaq: CNDT) (the "Company”), a global technology-led business solutions and services company, and HealthEquity, Inc. (Nasdaq: HQY), the nation’s largest health savings account (HSA) administrator, today announced that they have entered into a definitive agreement to transfer BenefitWallet’s Health Savings Account (HSA) portfolio to HealthEquity.

The agreement contemplates a purchase price of approximately $425 million for the transition of all BenefitWallet HSA accounts, including approximately 665,000 customer accounts and their approximately $2.7 billion of HSA assets to HealthEquity.

"This transaction demonstrates progress on the portfolio rationalization plan outlined earlier this year,” said Cliff Skelton, President and Chief Executive Officer, Conduent. “Clients and customers will continue to benefit from the strong and long-standing relationship between Conduent and HealthEquity. HealthEquity will provide best-in-class HSA solutions, while Conduent will continue to provide a variety of other market-leading solutions, including benefit administration services.”

"We are eager to welcome BenefitWallet HSA members, their employers, and partners to HealthEquity with remarkable Purple service from HSA experts and the industry’s leading platform for empowering healthcare consumers," said HealthEquity's CEO, Jon Kessler.

HealthEquity serves as the custodian of more than 8.2 million HSAs with assets totaling $23.2 billion. In addition to 24-hour member services support, the company provides personalized service, intuitive technology, and convenient education tools for employers and members to manage their accounts.

The transfer of the BenefitWallet HSA assets to HealthEquity is expected to close in multiple tranches during the first half of 2024 and is subject to regulatory approval and the satisfaction of certain other customary closing conditions. With respect to use of proceeds, Conduent intends to continue with a balanced approach to capital allocation including maintaining modest levels of net leverage.

J.P. Morgan Securities LLC is serving as financial advisor, and Willkie Farr & Gallagher LLP is serving as legal counsel to HealthEquity. Holland & Knight LLP is serving as legal counsel to Conduent for the transaction.
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About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for 15 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.

About Conduent
Conduent delivers digital business solutions and services spanning the commercial, government and transportation spectrum — creating exceptional outcomes for its clients and the millions of people who count on them. The company leverages cloud computing, artificial intelligence, machine learning, automation and advanced analytics to deliver mission-critical solutions. Through a dedicated global team of approximately 60,000 associates, process expertise and advanced technologies, Conduent solutions and services digitally transform its clients’ operations to enhance customer experiences, improve performance, increase efficiencies and reduce costs. Conduent adds momentum to its clients’ missions in many ways, including delivering 43% of nutrition assistance payments in the U.S., enabling 1.3 billion customer service interactions annually, empowering millions of employees through HR services every year and processing nearly 12 million tolling transactions every day. Learn more at www.conduent.com.

Forward-looking Statements
This communication contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the parties’ expectations, intentions or strategies regarding the future, or the completion or effects of the transaction, including, without limitation, statements regarding providing best-in-class HSA solutions to clients, while Conduent continues to provide them with a variety of other market-leading solutions, including wealth and retirement services; continuing with Conduent’s balanced approach to capital allocation including maintaining modest levels of net leverage; and expectations for closing of the agreement and transferring the BenefitWallet HSA assets to HealthEquity to occur in multiple tranches during the first half of 2024 subject to regulatory approval and satisfaction of other customary closing conditions. In some cases, these statements include words like: "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "seek," "aim," "assume" and "ongoing," or the negative of these terms, other comparable terminology intended to identify statements about the future, statements regarding our plans, goals, expectations or business strategies. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The parties’ expectations and beliefs regarding these matters may not materialize and may be based on assumptions that prove to be incorrect. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the transaction, satisfaction of closing conditions precedent to the consummation of the transaction, potential delays in consummating the transaction and transferring the applicable HSA assets, and the expected benefits to each party from the transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in each party’s most recent filings with the SEC, including each party’s Annual Report on Form 10-K for the party’s most recent fiscal year and any subsequent reports on Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof and should not be relied upon as representing either party’s view as of any date other than the date hereof. Neither party assumes any obligation and neither party intends to update these forward-looking statements, except as required by law.

Media Contact:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com
Amy Cerny, HealthEquity, acerny@healthequity.com

Investor Relations Contacts:
Giles Goodburn, Conduent, +1-203-216-3546, ir@conduent.com
Richard Putnam, HealthEquity, (801) 231-0697, rputnam@healthequity.com